035 Putnam Tax Free Insured attachment
7/31/03 Semi Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		14,370
Class B		5,127
Class C		404

72DD2	(000s omitted)

Class M		74

73A1

Class A		0.588013
Class B		0.487916
Class C		0.464837

73A2

Class M		0.543068

74U1	(000s omitted)

Class A		24,677
Class B		10,050
Class C		     922

74U2	(000s omitted)

Class M		   143


74V1

Class A		14.93
Class B		14.95
Class C		14.95

74V2

Class M		14.97